SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2004

HOLLY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware		75-1056913
(State or other	001-03876	(I.R.S. Employer
jurisdiction of incorporation)	(Commission File Number)	Identification Number)

100 Crescent Court,
Suite 1600
Dallas, Texas
(Address of principal		75201-6927
executive offices)		(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1 — Selected balance sheet data and operating statistics for 2003*

Item 9. Regulation FD Disclosures.

     The following information is furnished pursuant to Item 9, “Regulation FD Disclosures.”

     Holly Corporation (the “Company”) is reporting selected balance sheet information and operating statistics for the calendar quarters of 2003. Due to the change in the Company’s fiscal year from a July 31 fiscal year-end to a December 31 fiscal year-end, the Company’s selected balance sheet data and operating statistics for the full year of 2003 have not previously been reported for each quarter. The Company has previously reported information for the three months ended March 31, 2003 in the Form 10-Q for the quarterly period ended March 31, 2004. Additionally, balance sheet information and certain operating statistics were reported in the Form 10-Q for the quarterly period ended September 30, 2003.

     The information in Exhibit 99.1 has been prepared without audit. In management’s opinion, the financial information includes all normal recurring adjustments necessary for a fair presentation of the Company’s financial information. The information in Exhibit 99.1 should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

*	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION

By:	/s/ Stephen J. McDonnell
Stephen J. McDonnell
Vice President and Chief Financial Officer

Date: July 29, 2004

EXHIBIT INDEX

Exhibit
Number		Exhibit Title
99.1	—	Selected balance sheet data and operating statistics for 2003.